Exhibit 10.23

FLAGSHIP GLOBAL HEALTH, INC.

Warrant To Purchase Common Stock
(Amendment No. 1)

This amendment (the “Amendment”), dated as of September 6, 2007 (the “Effective Date”) to those certain Common Stock Purchase Warrants (the “Warrants”), issued on July 16, 2007 by Flagship Global Health, Inc., a Delaware corporation, (the “Company”) to each of FrontPoint Healthcare Fund, L.P., FrontPoint Healthcare Fund 2X, L.P., FrontPoint Healthcare Horizons Fund, L.P. and FrontPoint Healthcare Long Horizons Fund, L.P. (collectively, “FrontPoint”).

All capitalized terms not otherwise defined herein shall have the meanings given to them in the Warrants, as applicable.

BACKGROUND

The Company and FrontPoint are parties to that certain Securities Purchase Agreement, dated as of July 16, 2007 (the "Securities Purchase Agreement"), pursuant to which, among other things, FrontPoint purchased from the Company and the Company issued to FrontPoint, (i) shares of the Common Stock, par value $0.001 per share, of the Company (the "Common Stock") and (ii) Warrants which are exercisable into an aggregate of 2,042,777 fully paid nonassessable shares of the Company’s Common Stock. The Company has requested that FrontPoint modify the date of exercise and expiration for the Warrants, and FrontPoint is willing to do so on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Amendment to Warrant. As of the Effective Date, the first sentence of Section 1(a) and the entire Section 15(j) of the Warrants are hereby amended to provide as follows:

1.  EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may only be exercised by the Holder beginning one (1) year from the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)).

15. CERTAIN DEFINITIONS.

(j) "Expiration Date" means the date forty-eight (48) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

2. Effect on the Warrants. Except as specifically amended herein, the Warrants shall remain in full force and effect in accordance with their terms, and are hereby ratified and confirmed.

3. Disclosure. The Company shall file a Current Report on Form 8-K within four (4) Business Days following the Effective Date describing the terms of this Amendment and attaching a copy of the form of this Amendment.

4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

5. Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

6. Counterparts; Facsimile. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

FLAGSHIP GLOBAL HEALTH, INC.

By:	/s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chief Executive Officer

FRONTPOINT HEALTHCARE FUND, L.P.

By:	/s/ T.A. McKinney
Name: T.A. McKinney
Title: Authorized Signatory

FRONTPOINT HEALTHCARE FUND 2X, L.P.

By:	/s/ T.A. McKinney
Name: T.A. McKinney
Title: Authorized Signatory

FRONTPOINT HEALTHCARE HORIZONS FUND, L.P.

By:	/s/ T.A. McKinney
Name: T.A. McKinney
Title: Authorized Signatory

FRONTPOINT HEALTHCARE LONG HORIZONS FUND, L.P.

By:	/s/ T.A. McKinney
Name: T.A. McKinney
Title: Authorized Signatory